                                                                 EXHIBIT 4.03(c)


                         ASSIGNMENT OF RENTS AND LEASES


         THIS ASSIGNMENT OF RENTS AND LEASES (this "Assignment") is made as of the 25th day of January, 1996, by FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation, having a place of business at 6501 East Nevada, Detroit, Michigan 48243 ("Assignor"), to and for the benefit of PEOPLE'S BANK, a Connecticut banking corporation having a mailing address of Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604- 4913 ("Assignee"),

         FOR VALUE RECEIVED, Assignor hereby grants, transfers and assigns to Assignee, its successors and assigns, all of the right, title and interest of Assignor in and to any and all leases, subleases, licenses, sublicenses or rental agreements of any nature whatsoever, and all extensions, amendments, renewals and guarantees thereof, now or at any time during the term of this agreement (collectively, the "Leases") affecting or demising portions or all of the premises described in Exhibit A-1 through Exhibit A-5 attached hereto and made a part hereof (individually and collectively, the "Premises"),

         TOGETHER WITH ALL RENTS, INCOME, AND PROFITS ARISING FROM THE LEASES AND ANY AND ALL EXTENSIONS, AMENDMENTS, RENEWALS AND GUARANTEES THEREOF,

         FOR THE PURPOSE OF SECURING:

         1. Payment of the indebtedness evidenced by that certain Mortgage Note (the "Note") of even date herewith (including any extensions, renewals or modifications thereof) in the original principal sum of FOUR MILLION NINE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($4,950,000.00) made by Assignor, payable to the order of Assignee and secured by, among other things, (i) that certain Mortgage Deed and Security Agreement encumbering the Premises (the "Mortgage") from Assignor to Assignee of even date herewith and recorded herewith.

         2. Payment of all advances and other sums with interest thereon becoming due and payable to Assignee under the provisions hereof or under the provisions of the Note or the Mortgage or any sums secured by said instruments or any other instrument evidencing or securing the loan evidenced by the Note.

         3. Performance and discharge of each and every obligation, covenant and agreement of Assignor herein or arising under the Note, the Mortgage or any other such instrument.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever, to its and their own proper use and behoof.

         ASSIGNOR WARRANTS that Assignor is the owner of each of the Leases, there has been no prepayment or anticipation of rent provided for in the Leases (except for security deposits, if any), the Leases have not been amended or modified, except as set forth herein, and no default or grounds for counterclaim or setoff exist under the Leases.

ASSIGNOR AGREES:

         4. Faithfully to abide by, perform, and discharge each and every obligation, covenant, and agreement of the Leases by lessor to be performed; at the sole cost and expense of Assignor, to enforce or secure the performance of each and every obligation, covenant, condition, and agreement of the Leases by the lessees to be performed; not to enter into any Leases or to modify, extend, or in any way alter the terms of any Leases or accept a surrender thereof; not to anticipate the rents thereunder, or to waive, excuse, condone, or in any manner release or discharge the lessees thereunder of or from the obligations, covenants, conditions and agreements by said lessees to be performed, including the obligation to pay the rental called for thereunder in the manner and at the place and time specified therein, except with the prior express written consent of Assignee, and Assignor does by these presents expressly release, relinquish, and surrender unto Assignee all its right, power, and authority to amend, modify, cancel, or in any way alter the terms or provisions of the Leases.

         5. At Assignor's sole cost and expense, to appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties, or liabilities of lessor and lessees thereunder, and to pay all costs and expenses of Assignee, including attorneys' fees in a reasonable sum in any action or proceeding concerning the Leases in which Assignee may appear.

         6. That Assignee, if Assignor fails to make any payment or to do any act as herein provided, may, but without obligation so to do, and following reasonable notice to Mortgagor (except in the case of an emergency, when no such prior notice shall be required), and without releasing Assignor from any obligation hereof, make or do the same in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including specifically, without limiting its general powers, the right to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of

Assignee, and also the right to perform and discharge each and every obligation, covenant and agreement of lessor in the Leases contained; and in exercising any such powers to pay necessary costs and expenses, employ counsel and incur and pay reasonable attorneys' fees.

         7. To pay promptly upon demand all sums expended by Assignee under the authority hereof, together with interest thereon at an interest rate equal to the lesser of the Default Rate as defined in the Mortgage or the highest interest rate permitted by law.

         IT IS MUTUALLY AGREED THAT:

         8. As long as Assignor's warranties herein shall be true and Assignor shall not have defaulted in the payment of any indebtedness secured hereby or in the performance of any obligation, covenant, or agreement herein or in the Note, or the Mortgage, Assignor shall have a revocable license to collect, but not more than one month prior to accrual, all rents, issues and profits from the Premises. Such license may be revoked by Assignee, without further notice to Assignor, upon the occurrence of an Event of Default as defined in the Mortgage, or upon default by Assignor of any of the agreements and obligations hereunder. Unless and until such license is so revoked, Assignor shall hold such rents, issues and profits as a trust fund to be applied first to pay all sums due promptly when due under the Note and the Mortgage and then to pay all such operating expenses, including, without limitation real property taxes and assessments, and water and sewer charges, of the said property and then to perform all of its other obligations and responsibilities under the Note and the Mortgage, whether before or after the occurrence of an Event of Default, and the balance, if any, may be applied by Mortgagor for its general purposes.

         This Assignment is intended by Assignor and Assignee to create, and shall be construed to create, an absolute assignment to Assignee subject only to the terms and provisions hereof, and not as an assignment as security for the performance of the obligations evidenced or secured by the Note or the Mortgage, or any other indebtedness of Assignor.

         9. Assignee may, at its option, without further notice and without regard to the adequacy of security for the indebtedness hereby secured, either in person or by agent, with or without bringing any action or proceedings, or by a receiver to be appointed by a court, enter upon, take possession of, manage and operate the Premises or any part thereof; make, cancel, enforce or modify any of the Leases; obtain and evict tenants, and fix or modify rents, and do any acts which Assignee deems proper to protect the security hereof, and either with or without taking possession of said property, in its own name sue for or otherwise collect and receive such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Assignee may determine. The entering upon and taking possession of said property or the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or waive, modify or effect notice of default under the Notes or the Mortgage or invalidate any act done pursuant to such notice. The exercise of such rights shall not constitute a waiver of any of the remedies of Assignee under the Note or the Mortgage or any other document or agreement.

         10. Assignee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, by reason of this Assignment, and Assignor shall and does hereby agree to indemnify and to hold Assignee harmless from any and all liability, loss or damage which it may or might incur under said leases or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases; should Assignee incur any such liability, loss, or damage under said leases or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses, and reasonable attorneys' fees, shall be secured hereby, and Assignor shall reimburse Assignee therefor immediately upon demand, together with interest as specified in paragraph 7 above.

         11. Until the indebtedness secured hereby shall have been paid in full, Assignor covenants and agrees to transfer and assign to Assignee any and all subsequent leases of all or any part of the Premises upon the same or substantially the same terms and conditions as are herein contained, and to make, execute and deliver to Assignee upon demand, any and all instruments that may be necessary therefor.

         12. Upon the payment in full of all indebtedness secured hereby and the recording of a full release of the Mortgage duly executed by Assignee, this Assignment shall become and be void and of no effect without the necessity of any recorded release or reassignment hereof, but the affidavit of any officer of Assignee, prior to the recording of such a full release of the Mortgage, showing any part of said indebtedness remaining unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any person may and is hereby authorized to rely thereon.


         13. This Assignment applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "lease" or "Lease" as used herein means the lease or leases hereby assigned or any extension or renewal thereof or any lease subsequently executed by Assignor covering the Premises or any part thereof. In this Assignment, whenever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural, and conversely. All obligations of each Assignor hereunder are joint and several.

         14. All notices, demands, or documents of any kind which Assignee may be required to or may desire to serve upon Assignor hereunder may be served in accordance with the provisions of the Mortgage.

         15. Assignor shall do, execute, acknowledge and deliver, at the sole cost and expense of Assignor, all and every such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment, surveys, supplementary mortgages, financing statements, other chattel instruments, transfers and assurances as Assignee may reasonably require from time to time in order to better assure, convey, secure, assign, transfer and confirm unto Assignee, the rights now or hereafter intended to be granted to Assignee under this Assignment, any other instrument executed in connection with this Assignment or any other instrument under which Assignor may be or may hereafter become bound to convey, mortgage or assign to Assignee for carrying out the intention or facilitating the performance of the terms of this Assignment. Assignor hereby irrevocably appoints Assignee its attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver for and in the name of Assignor any and all of the instruments mentioned in this paragraph 15.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

        IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.


Witnesses:                                 FRANK'S NURSERY & CRAFTS, INC.

Heidi Flusser
- ------------------------
Heidi Flusser
                                           By: Robert M. Lovejoy Jr.
Vt A Lt J                                     --------------------------------
- -------------------------                     Name:  Robert M. Lovejoy, Jr.
Vincent A. Laurentino Jr.                     Title: Vice President

STATE OF CONNECTICUT)
                    )        ss.: Stamford
COUNTY OF FAIRFIELD )


         The foregoing instrument was acknowledged before me this 25 day of January, 1996, by Robert M. Lovejoy, Jr., Vice President of Frank's Nursery & Crafts, Inc., a Michigan corporation, on behalf of the corporation.


                                         Vt A Lt J
                                         ---------------------------------
                                         Vincent A. Laurentino Jr.
                                         Commissioner of Superior Court

                                 EXHIBIT A-1

                 479 East Main Street, Branford, Connecticut



All that certain piece or parcel of land situated in the Town of Branford, County of New Haven and State of Connecticut, bounded and described as follows:

    Commencing at a point, said point being located at the northwest corner of land now or formerly of Anthony J. Massaro and Frances A. Massaro, on the southerly line of East Main Street, said point being a Connecticut Highway Department Monument.

    Thence southeasterly, bounded northeasterly by land now or formerly of Anthony J. & Frances A. Massaro, the following four (4) courses:

        S-19-15-51-E, 59.61 feet to a fence post, S-20-17-10-E, 159.67 feet to a fence post, S-21-42-22-E, 32.08 feet to the easterly face of a stone wall, S-20-13-30-E, 146.09 feet along said easterly face to a point.

    Thence, S-79-28-10-W,
    bounded southeasterly by land now or formerly of Todds Hill Investment Circle, Trustee, and land now or formerly of G. M. Associates, each in part, a distance of 434.36 feet to a point.

    Thence, N-10-31-50-W,
    bounded southwesterly by Business Park Drive, a distance of 410.34 feet to a point.

    Thence, northeasterly,
    bounded by the intersection of Business Park Drive and East Main Street, following the arc of a curve to the right having a radius of 30.00 feet, and an arc length of 51.44 feet to a point.

    Thence, N-87-42-50-E,
    bounded northwesterly by East Main Street, a distance of 336.61 feet to the point and place of commencement.

                                 EXHIBIT A-2

                361 Scott Swamp Road, Farmington, Connecticut


    A certain piece or parcel of land situated in the Town of Farmington, County of Hartford and State of Connecticut, as more particularly described as follows:


Beginning at a Connecticut Highway Department Monument at the northwesterly corner of the parcel herein described, said monument is located on the southeasterly highway line of U.S. Route 6, also known as Scott Swamp Road.

Thence S 66 degrees-33'-03" E 320.60' to a iron pin.
Thence S 01 degrees-58'-40" W 464.00' to a iron pin on the northerly property line of Rejean Carrier.

The previous two courses are along the westerly and southerly property lines of Southwest Village of Farmington, Limited Partnership.

Thence S 81 degrees-17'-29" W 384.71' to a iron pin on the northerly property line of Rejean Carrier.

Thence N 12 degrees-57'-58" W 466.00' to a iron pin on the easterly property line of Rejean Carrier.

Thence N 46 degrees-57'-25" E 283.47' along the southeasterly side of United States Route 6 to the point and place of beginning.

        Together with a permanent right-of-way for ingress and egress, in common with others, as set forth in a Permanent Right-of-Way Easement and Maintenance Agreement from Stephen Realty & Development, Inc. to Farmington Colonnade Associates and Flower Time, Inc. dated May 19, 1988 and recorded in the Farmington Land records in Volume 382, Page 327.

                                 EXHIBIT A-3

                  400 Talcottville Road, Vernon, Connecticut

        A certain piece or parcel of land situated in the Town of Vernon, County of Tolland, and State of Connecticut being more particularly bounded and described as follows:

        Beginning at an iron pin set at the northwesterly corner of the parcel herein described, said iron pin is located on the easterly highway line of Connecticut Route 83 also known as Talcottville Road, said iron pin being further described as marking the southwesterly property corner of land of Gerald and Marsha Stevenson.

        Thence N 79-06'-21" E 528.16' to an iron pin found at the northeasterly property corner of the tract herein described, said iron pin is located on the westerly property line of land of Richard J. Jr. and Carolyn Tischofer. The previously described line runs along the southerly property line of said Stevenson and land of Richard B. Dion.

        Thence S 01-57'-24" W 106.08' to an iron pin found, said iron pin marks the southwesterly property corner of land of said Tischofer and the northwesterly property corner of land of Archangelo A. and Joann H. Damato.

        Thence S 04-00'-57" W 85.39' to a point on the westerly property line of said Damato.

        Thence S 02-06'-35" W 304.5' to an iron pin set on the westerly property line of Cherie A. Alexander. The previous course runs along the westerly property line of said Damato, Oakmoor Drive and said Alexander.

        Thence S 10-27'-44" W 258.98' to an iron pin set at the southeasterly corner of the tract herein described, said iron pin along marks the northeasterly property corner of land of Alice C. Jarvis, the previously described line runs along the westerly property line of said Alexander and land of Patrick and Unda M. Hennessey.

        Thence N 74-10'15" W 692.81' to an iron pin set at the southwesterly property corner of the tract herein described. Said iron pin being on the easterly highway line of Connecticut Route 83, a/k/a Talcottville Road. The previously described line runs along the northerly property line of Alice C. Jarvis.

        Thence N 25-04'-32" E 509.00' to an iron pin set at the northwesterly property corner of the tract herein described and being the point and place of beginning. The previously described line runs along the easterly highway line of Connecticut Route 83, a/k/a Talcottville Road.

                                 EXHIBIT A-4


                  198 Queen Street, Southington, Connecticut


A certain piece or parcel of land situated in the Town of Southington, County of Hartford and State of Connecticut as more particularly described as follows:

        Commencing at a point, said point being distant 644.80 feet southwesterly of the southerly street line of Town Line Road, as measured along the northwesterly right of way line of Queen Street (Conn. Route 10). Said point also being the northeasterly corner of the parcel herein described;

        thence southwesterly bounded southeasterly by Queen St. (Conn. Rte. 10) the following two courses:

        S 36-40-00 W, 350.21 feet and
        S 43-34-00 W a distance of 176.75 feet to a point;

        thence N 78-47-50 W bounded southwesterly by land now or formerly Janet Likley a distance of 349.61 feet to a point;

        thence N 26-35-40 E bounded northwesterly by Penn Central Railroad a distance of 618.08 feet to a point;

        thence southeasterly bounded northeasterly by land now or formerly of Harwinton High View Acres, Gagnon Trucking Co. and Donald Bilodeau each in part the following two courses:

        S 62-01-30 E, 165.75 feet and
        S 61-54-30 E a distance of 284.31 feet to the point of commencement

                                 EXHIBIT A-5

                 656 Silver Lane, East Hartford, Connecticut

        A certain piece or parcel of land situated in the Town of East Hartford County of Hartford and State of Connecticut, being more particularly described as follows:

Beginning at the southeasterly corner of the tract herein described, said point is 128.09' westerly, as measured along the northerly highway line of Silver
Lane from a C.H.D. monument.
Then S 79 degrees-02'-30" W, 402.00' along the northerly highway line of Silver Lane to a point.
Thence N 10 degrees-57'-30" W, 150.00' along the easterly property line of land N/F DiBattista to a point.
Thence S 79 degrees-01'-10" W, 210.57' along the northerly property line of land N/F DiBattista, N/F DiBattista, Leavitt, Lemire, and Pompa, in part by each to a point.
Thence N 10 degrees-58'-50" W, 184.80' along the easterly property line of land N/F Pasek, Colon, and Kearns in part by each to a point.
Thence N 79 degrees-01'-10" E, 145.50' along the southerly property line of land N/F Shea to a point.
Thence S 00 degrees-37'-03" W, 27.34' along the westerly street line of Gould Circle to a point.
Thence in a general easterly direction by an arc of a curve to the left along Gould Circle, having a radius of 50.00', a central angle of 180 degrees-00'-00' and length of 157.08' to a point.
Thence N 22 degrees-34'-57' W, 83.50' along the easterly street line of Gould Circle to a point.
Thence N 74 degrees-58'-35" E, 172.54' along the southerly property line of land N/F Weingartner to a point.
Thence S 73 degrees-57'-50" E, 42.99' along the southerly property line of land N/F Publiese to a point.
Thence N 79 degrees-02'-30" E, 179.03' along the southerly property line of land N/F William F. Grant Jr. Trust to a point.
Thence S 10 degrees-57'-30" E, 382.53' along the westerly property line of land N/F William F. Grant Jr. Trust to the point and place of beginning.
Together with an easement within the property for ingress and egress in favor of Frank's Nursery & Crafts, Inc., in common with others.
Said easement is reflected in the Mutual Easement Agreement as recorded in Volume 1019. Page 215 and also described as follows: 25 Feet wide and parallel to the easterly boundary line extending from Silver Lane northerly 382.53' to the southerly boundary line of N/F William F. Grant Jr.
Trust.